Exhibit 99.1

PennyMac Financial Services, Inc. Reports First Quarter 2024 Results

WESTLAKE VILLAGE, Calif. – April 24, 2024 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $39.3 million for the first quarter of 2024, or $0.74 per share on a diluted basis, on revenue of $305.7 million. Book value per share decreased to $70.13 from $70.52 at December 31, 2023.

PFSI’s Board of Directors declared a first quarter cash dividend of $0.20 per share, payable on May 24, 2024, to common stockholders of record as of May 14, 2024.

First Quarter 2024 Highlights

•	Pretax income was $43.9 million, compared to a pretax loss of $54.2 million from the prior quarter and pretax income of $38.1 million from the first quarter of 2023

•	Production segment pretax income was $35.9 million, down slightly from $39.4 million in the prior quarter and up from a pretax loss of $19.6 million in the first quarter of 2023

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $21.7 billion in unpaid principal balance (UPB), down 19 percent from the prior quarter and 5 percent from the first quarter of 2023

o	Broker direct interest rate lock commitments (IRLCs) were $3.4 billion in UPB, up 20 percent from the prior quarter and 31 percent from the first quarter of 2023

o	Consumer direct IRLCs were $2.2 billion in UPB, up 35 percent from the prior quarter and down 2 percent from the first quarter of 2023

o	Government correspondent IRLCs totaled $8.5 billion in UPB, down 24 percent from the prior quarter and 18 percent from the first quarter of 2023

o	Conventional correspondent IRLCs for PFSI’s account totaled $8.6 billion in UPB, down 14 percent from the prior quarter and up 128 percent from the first quarter of 2023

o	Correspondent acquisitions of conventional conforming loans fulfilled for PMT were $1.8 billion in UPB, down 29 percent from the prior quarter and 73 percent from the first quarter of 2023

•	Servicing segment pretax income was $4.9 million, compared to a pretax loss of $95.5 million in the prior quarter and pretax income of $57.4 million in the first quarter of 2023

o	Pretax income excluding valuation-related items and non-recurring items was $124.7 million, down 14 percent from the prior quarter as higher net loan servicing fees was more than offset by increased recognition of realization of cash flows

o	Valuation-related and non-recurring items included:

–	$170.0 million in mortgage servicing rights (MSR) fair value gains, before recognition of realization of cash flows, more than offset by $294.6 million in hedging declines

–	$1.6 million arbitration accrual

•	Net impact on pretax income related to these items was $(126.3) million, or $(1.74) in diluted earnings per share

–	$6.6 million of reversals of provisions for losses on active loans

o	Servicing portfolio grew to $617.4 billion in UPB, up 2 percent from December 31, 2023, and 9 percent from March 31, 2023 driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $3.1 million, up from $1.9 million in the prior quarter and $0.3 million in the first quarter of 2023

o	Net assets under management (AUM) were $2.0 billion, essentially unchanged from December 31, 2023, and March 31, 2023

•	Issued new, 5-year $425 million term notes secured by Ginnie Mae MSR and servicing advances

o	Redeemed $425 million of term notes due August 2025

"PennyMac Financial reported strong operating earnings in the first quarter, with an annualized operating return on equity of 15 percent in what is expected to be the one of the smallest quarterly origination markets of this cycle,” said Chairman and CEO David Spector. “Strong volume increases in our consumer and broker direct channels drove continued profitability in our production segment. Although net fair value declines on MSRs and hedges impacted our results this quarter, our large and growing servicing portfolio continues to anchor our financial performance, contributing meaningfully to revenue and cash earnings in this higher interest rate environment.”

Mr. Spector continued, “Our long track record of profitability and strong capital structure has enabled this management team to continue developing industry-leading mortgage banking technology. Our proprietary servicing system provides both competitive advantages and opportunities for expansion into additional businesses, which we believe has the potential to unlock additional value for our stakeholders over time. PennyMac Financial has developed into one of the premier mortgage banking companies in the country, distinguished by its balanced business model with leading positions in both loan production and servicing, and I believe we are the best-positioned company in the industry for future growth regardless of the path of interest rates.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended March 31, 2024
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$141,431	$21,010	$162,441	$-	$162,441
Loan origination fees	36,371	-	36,371	-	36,371
Fulfillment fees from PMT	4,016	-	4,016	-	4,016
Net loan servicing fees	-	100,954	100,954	-	100,954
Management fees	-	-	-	7,188	7,188
Net interest expense:
Interest income	63,931	92,411	156,342	84	156,426
Interest expense	61,896	103,873	165,769	-	165,769
	2,035	(11,462)	(9,427)	84	(9,343)
Other	818	1,096	1,914	2,119	4,033
Total net revenue	184,671	111,598	296,269	9,391	305,660
Expenses	148,779	106,662	255,441	6,336	261,777
Income before provision for income taxes	$35,892	$4,936	$40,828	$3,055	$43,883

Production Segment

The Production segment includes the correspondent acquisition of newly originated government- insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $21.7 billion in UPB, $19.9 billion of which was for its own account and $1.8 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $22.6 billion in UPB, down 12 percent from the prior quarter and up 20 percent from the first quarter of 2023.

Production segment pretax income was $35.9 million, compared to $39.4 million in the prior quarter and a pretax loss of $19.6 million in the first quarter of 2023. Production segment revenue totaled $184.7 million, up 5 percent from the prior quarter and 52 percent from the first quarter of 2023. The increase from the prior quarter was primarily due to higher net gains on loans held for sale at fair value due to higher volumes in the direct lending channels, and the increase from the first quarter of 2023 was primarily due to higher overall volumes and margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands)
Receipt of MSRs	$412,520	$549,965	$286,533
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(353)	(290)	(485)
Provision for representations and warranties, net	(632)	(1,002)	(290)
Cash loss, including cash hedging results	(158,971)	(606,160)	(271,524)
Fair value changes of pipeline, inventory and hedges	(90,123)	206,252	90,151
Net gains on mortgage loans held for sale	$162,441	$148,765	$104,385
Net gains on mortgage loans held for sale by segment:
Production	$141,431	$124,267	$74,726
Servicing	$21,010	$24,498	$29,659

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $4.0 million in the first quarter, down 19 percent from the prior quarter and 66 percent from the first quarter of 2023. The decrease from the first quarter of 2023 was driven by lower conventional volumes acquired for PMT’s account. PFSI began acquiring certain conventional loans sourced through PMT’s correspondent production business in the fourth quarter of 2022.

Net interest income in the first quarter totaled $2.0 million, down from $8.2 million in the prior quarter. Interest income totaled $63.9 million, down from $73.4 million in the prior quarter, and interest expense totaled $61.9 million, down from $65.2 million in the prior quarter, both primarily due to lower average balance of loans held for sale and the associated financing during the quarter.

Production segment expenses were $148.8 million, up 8 percent from the prior quarter and 5 percent from the first quarter of 2023, both primarily due to higher overall loan volumes in the direct lending channels.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $617.4 billion in UPB at March 31, 2024, an increase of 2 percent from December 31, 2023, and 9 percent from March 31, 2023. PennyMac Financial’s owned MSR portfolio grew to $386.6 billion in UPB, up 3 percent from December 31, 2023, and 18 percent from March 31, 2023. PennyMac Financial subservices $230.8 billion in UPB for PMT.

The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$364,441,567	$352,790,614	$302,265,588
Purchased	17,051,740	17,478,397	19,026,774
	381,493,307	370,269,011	321,292,362
Loans held for sale	5,111,719	4,294,689	6,692,155
	386,605,026	374,563,700	327,984,517
Subserviced for PMT	230,809,585	232,643,144	236,476,714
Total prime servicing	617,414,611	607,206,844	564,461,231
Special servicing - subserviced for PMT	9,427	9,925	13,167
Total loans serviced	$617,424,038	$607,216,769	$564,474,398

Servicing segment pretax income was $4.9 million, compared to a pretax loss $95.5 million in the prior quarter and pretax income of $57.4 million in the first quarter of 2023. Servicing segment pretax loss in the fourth quarter of 2023 included a non-recurring arbitration accrual of $158.4 million. Servicing segment net revenues totaled $111.6 million, down from $175.8 million in the prior quarter and $172.1 million in the first quarter of 2023.

Revenue from net loan servicing fees totaled $101.0 million, down from $162.3 million in the prior quarter and $148.8 million in the first quarter of 2023. Loan servicing fees were $424.2 million, up from $402.5 million in the prior quarter primarily due to growth in PFSI’s owned portfolio, reduced by $198.6 million in realization of cash flows, which was up from the prior quarter due to lower average yields during the quarter. Net valuation related declines totaled $124.7 million, compared to $75.9 million of such declines in the prior quarter. MSR fair value gains, before realization of cash flows, were $170.0 million and hedging losses were $294.6 million; hedges were positioned with increased net exposure to interest rate volatility during the quarter to limit elevated hedge costs. We began purchasing principal-only bonds in the first quarter as hedges against prepayment risk.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands)
Loan servicing fees	$424,184	$402,484	$338,057
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(198,564)	(164,255)	(146,183)
Change in fair value inputs	169,979	(370,705)	(90,264)
Hedging (losses) gains	(294,645)	294,787	47,227
Net change in fair value of MSRs and MSLs	(323,230)	(240,173)	(189,220)
Net loan servicing fees	$100,954	$162,311	$148,837

Servicing segment revenue included $21.0 million in net gains on loans held for sale related to early buyout loans (EBOs), down from $24.5 million in the prior quarter and $29.7 million in the first quarter of 2023. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $11.5 million, compared to $13.7 million in the prior quarter and $6.2 million in the first quarter of 2023. Interest income was $92.4 million, up slightly from $91.6 million in the prior quarter. Interest expense was $103.9 million, down slightly from $105.3 million in the prior quarter.

Servicing segment expenses totaled $106.7 million, down from $271.3 million in the prior quarter which included a non-recurring arbitration accrual of $158.4 million. Excluding the impact of the arbitration accrual in the prior quarter, servicing expenses were down $6.2 million dollars, primarily due to a reversal in the provision for credit losses on active loans.

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.0 billion as of March 31, 2024, essentially unchanged from December 31, 2023 and March 31, 2023.

Pretax income for the Investment Management segment was $3.1 million, up from $1.9 million in the prior quarter and $0.3 million in the first quarter of 2024. Base management fees from PMT were $7.2 million, essentially unchanged from the prior quarter and first quarter of 2023. No performance incentive fees were earned in the first quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands)
Management fees:
Base	$7,188	$7,252	$7,257
Performance incentive	-	-	-
Total management fees	$7,188	$7,252	$7,257

Net assets of PennyMac Mortgage Investment Trust	$1,958,914	$1,957,090	$1,970,734

Investment Management segment expenses totaled $6.3 million, down 18 percent from the prior quarter and down 29 percent from the first quarter of 2023.

Consolidated Expenses

Total expenses were $261.8 million, down from $416.2 million in the prior quarter, which included a non-recurring arbitration accrual of $158.4 million. Excluding the impact of the arbitration accrual in the prior quarter, total expenses were up $4.0 million, primarily due to increased production segment expenses arising from higher volumes in the direct lending channels.

Taxes and Other

PFSI recorded a provision for tax expense of $4.6 million, resulting in an effective tax rate of 10.4 percent due to the vesting of certain stock-based compensation awards, which positively impacted PFSI’s tax liability.

Book value per share decreased to $70.13 from $70.52 at December 31, 2023 due to the annual issuance of additional common stock related to our equity compensation awards program, which more than offset the increase in retained earnings.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Wednesday, April 24, 2024. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 3,800 people across the country. For the twelve months ended March 31, 2024, PennyMac Financial’s production of newly originated loans totaled $98 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of March 31, 2024, PennyMac Financial serviced loans totaling $617 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Lauren Padilla	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden 805.225.8224
PFSI_IR@pennymac.com
818.224.7028

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.

Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands, except share amounts)
ASSETS
Cash	$927,394	$938,371	$1,497,903
Short-term investment at fair value	69	10,268	3,584
Principal-only stripped mortgage-backed securities at fair value pledged to creditors	524,576	-	-
Loans held for sale at fair value	5,200,350	4,420,691	6,772,423
Derivative assets	108,987	179,079	110,664
Servicing advances, net	499,955	694,038	547,158
Mortgage servicing rights at fair value	7,483,210	7,099,348	6,003,390
Investment in PennyMac Mortgage Investment Trust at fair value	1,101	1,121	925
Receivable from PennyMac Mortgage Investment Trust	30,835	29,262	35,166
Loans eligible for repurchase	4,401,896	4,889,925	4,557,325
Other	623,368	582,460	574,647
Total assets	$19,801,741	$18,844,563	$20,103,185

LIABILITIES
Assets sold under agreements to repurchase	$5,435,354	$3,763,956	$5,764,157
Mortgage loan participation purchase and sale agreements	363,798	446,054	515,358
Notes payable secured by mortgage servicing assets	1,972,020	1,873,415	2,471,930
Unsecured senior notes	2,521,031	2,519,651	1,780,833
Derivative liabilities	40,784	53,275	49,087
Mortgage servicing liabilities at fair value	1,732	1,805	2,011
Accounts payable and accrued expenses	263,338	449,896	300,157
Payable to PennyMac Mortgage Investment Trust	127,993	208,210	142,007
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	26,099
Income taxes payable	1,047,337	1,042,886	1,010,928
Liability for loans eligible for repurchase	4,401,896	4,889,925	4,557,325
Liability for losses under representations and warranties	29,976	30,788	31,103
Total liabilities	16,231,358	15,305,960	16,650,995

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 50,907,865, 50,178,963, and 50,097,030 shares, respectively	5	5	5
Additional paid-in capital	27,179	24,287	-
Retained earnings	3,543,199	3,514,311	3,452,185
Total stockholders' equity	3,570,383	3,538,603	3,452,190
Total liabilities and stockholders’ equity	$19,801,741	$18,844,563	$20,103,185

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$162,441	$148,765	$104,385
Loan origination fees	36,371	38,059	31,390
Fulfillment fees from PennyMac Mortgage Investment Trust	4,016	4,931	11,923
Net loan servicing fees:
Loan servicing fees	424,184	402,484	338,057
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(28,585)	(534,960)	(236,447)
Mortgage servicing rights hedging results	(294,645)	294,787	47,227
Net loan servicing fees	100,954	162,311	148,837
Net interest expense:
Interest income	156,426	164,942	128,478
Interest expense	165,769	170,501	131,771
	(9,343)	(5,559)	(3,293)
Management fees from PennyMac Mortgage Investment Trust	7,188	7,252	7,257
Other	4,033	6,180	2,363
Total net revenues	305,660	361,939	302,862
Expenses
Compensation	146,376	135,138	147,935
Technology	35,967	32,870	36,038
Loan origination	30,568	26,879	27,086
Servicing	16,104	28,907	12,632
Professional services	9,262	9,684	21,007
Occupancy and equipment	8,676	8,772	8,820
Marketing and advertising	3,671	4,180	3,241
Legal settlements	1,542	160,025	(4,742)
Other	9,611	9,714	12,698
Total expenses	261,777	416,169	264,715
Income (loss) before provision for (benefit from) income taxes	43,883	(54,230)	38,147
Provision for (benefit from) income taxes	4,575	(17,388)	7,769
Net income (loss)	$39,308	$(36,842)	$30,378
Earnings (loss) per share
Basic	$0.78	$(0.74)	$0.61
Diluted	$0.74	$(0.74)	$0.57
Weighted-average common shares outstanding
Basic	50,547	49,987	50,154
Diluted	53,100	49,987	53,352
Dividend declared per share	$0.20	$0.20	$0.20

PENNYMAC FINANCIAL SERVICES, INC. RECONCILIATION OF

NET INCOME TO OPERATING NET INCOME

Quarter ended
March 31, 2024
(in thousands, except annualized operating return on equity)
Net income	$39,308
Increase in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(169,979)
Hedging losses associated with MSRs	294,645
Non-recurring item - accrual for arbitration result	1,600
Adjustments	$126,266
Tax impacts of adjustments(1)	33,902
Operating net income	$131,672
Average stockholders' equity	$3,552,273
Annualized operating return on equity	15%

(1)	Assumes a tax rate of 26.85%